UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200

San Diego CA  92121

(Address of principal executive offices, including zip code)

(800) 705-2919

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASRE	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On October 31, 2022, Astra Energy Inc. ("Astra" or the “Company”), entered into an agreement with Holcomb Energy Systems LLC ("HES") to form a joint venture company, Astra-Holcomb Energy Systems LLC (“A-HES”). Pursuant to the agreement, A-HES would have the non-exclusive rights to manufacture and distribute the HES in-line power generator ("ILPG") for residential, commercial and industrial buildings, renewable energy projects, electric vehicle charging stations and power grid applications.  As consideration, Astra issued 5 million restricted common shares to HES.

After working at the HES facility for approximately one year and confirming the technology's ability to amplify power, on September 25, 2023, Astra entered into an agreement with HES to secure exclusive worldwide manufacturing rights to the HES ILPG and the Self-Sustaining Power Plant. For which, Astra issued 5 million restricted common shares to HES. The Company feels strongly that the technology has the potential to impact the energy sector.

Effective September 7, 2023, Robert R. Holcomb M.D., Ph.D. joined the Board of Directors of Astra. At the time of his appointment, two civil litigation cases were ongoing against Dr. Holcomb, one in the State of Florida and one in the State of Tennessee. On March 8, 2024 a 17 year old judgement from an unrelated business in the state of Tennessee was filed in Florida. In the first civil action held in the State of Florida, the ruling favoured Mr. Holcomb and he was awarded attorneys fees, court costs. Three successive attempts to appeal and overturn that decision have failed. After considering this outcome and a review of the two remaining cases, it is the Company's opinion that the second civil suit will be ruled upon in his favour and the third action will also not be not be successful. If there are material outcomes to the contrary, the Company will make an appropriate disclosure.

Astra is not party to any of the cases filed against Dr. Holcomb, nor do the filings of the civil cases preclude Dr. Holcomb from serving as a director of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: April 1, 2024	By:	/s/ Ronald W. Loudoun
Ronald W. Loudoun
CEO

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